EXHIBIT 3.1(a)

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          WAREHOUSE AUTO CENTERS, INC.


     The undersigned, being the President and Secretary of the corporation, Warehouse Auto Centers, Inc., hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Delaware on June 6, 1991.

     Based upon a Plan of Reorganization approved by the U.S. Bankruptcy Court in the Western District of New York on November 25, 1996 and the majority vote of the stockholders holding 100 % of the outstanding shares in the corporation; and pursuant to 242 of Delaware General Corporation Law, the undersigned hereby amend the Articles of Incorporation of Warehouse Auto Centers, Inc. as follows:

         FIRST:
         The name of the Corporation is NEWGOLD INC.

         FOURTH:
         The total numbers of shares of stock which the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, par value $.001 per share.

     THE UNDERSIGNED, being the President and Secretary of Warehouse Auto Centers, Inc. hereby declare and certify that the facts herein stated are true, and , accordingly have hereunto set their hands this 26th day of November, 1996,

                    /S/
                    ---------------------------
                    A. Scott Dockter, President

                    /S/
                    ---------------------------
                    Edward Mackay, Secretary


STATE OF NEVADA        )
                       )      SS
COUNTY OF WASHOE       )

     On this 26th day of November, 1996, before me, a Notary Public, personally appeared A. Scott Dockter, who acknowledged to me that he is the President of Warehouse Auto Centers, Inc. and Edward Mackay, who acknowledged to me that he is the Secretary of Warehouse Auto Centers, Inc. and that they know the contents of and executed the above instrument.

        RITA SUE DICKSON                                    /S/
        Notary Public, State of Nevada                 Notary Public
        Washoe County
        Expires Apr. 21, 1997


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